Exhibit 99.1

iParty Corp. Announces Third Quarter 2011 Financial Results and Extension of Revolving Credit Facility

DEDHAM, Mass.--(BUSINESS WIRE)--October 19, 2011--iParty Corp. (NYSE Amex: IPT - news), a party goods retailer, today reported financial results for its third quarter of fiscal year 2011, which ended on September 24, 2011. In addition, the Company announced the signing of a five year extension on improved economic terms to its revolving credit facility with Wells Fargo Capital Finance, part of Wells Fargo & Company (NYSE: WFC) (“Wells Fargo”).

Third Quarter 2011 Highlights

  Consolidated revenues of $16.5 million for the third quarter of 2011, a 2.6% decrease compared to the third quarter of 2010.
  Comparable store sales decrease of 5.7% for the third quarter of 2011, and 4.4% for the nine month period then ended, as compared to the applicable prior year periods.
  Net loss of $2.8 million for the third quarter of 2011, including an extraordinary loss of $393 thousand related to a flood casualty from Tropical Storm Irene, compared to net loss of $1.9 million for the third quarter of 2010.
  Adjusted EBITDA net loss for the third quarter of 2011 of $2.0 million, compared to Adjusted EBITDA net loss in the third quarter of 2010 of $1.4 million (See accompanying schedule for reconciliation of non-GAAP Adjusted EBITDA to net loss for the period).
  The opening of eleven temporary Halloween stores in September, bringing the number of iParty storefronts this Halloween season to 63 from 62 last year.
  Five year extension on improved economic terms to the Company’s existing revolving credit facility, including lower margins on borrowings and reduced reserves.

Sal Perisano, iParty’s Chairman and Chief Executive Officer, stated, "Our third quarter results continue to reflect the effects of a sluggish retail environment. The bottom line in the third quarter was also impacted by a significant flood loss in our West Lebanon, NH store caused by Tropical Storm Irene, which is temporarily closed during repairs to the store and shopping center that are expected to last three months. This same storm caused a disruption in business to several stores during the week after it hit New England."

Mr. Perisano further stated, “While we are disappointed with our year to date sales performance, we believe we are well positioned for Halloween, the most important part of our year. We have adjusted the site selection for our temporary stores, which we believe will result in stronger sales performance from our temporary stores as compared to last year despite the sluggish retail environment. In addition, with eleven temporary stores now open and ready for business, and the West Lebanon store temporarily closed for repairs, we have 63 storefronts open this Halloween season, compared to 62 storefronts at this time last year.”

“Finally, we are very happy to announce the extension and improvement of our credit facility with Wells Fargo for an additional five years,” Mr. Perisano stated. “This facility will provide the Company with more liquidity at a lower cost.”

Operating Results

For the third quarter of 2011, consolidated revenues were $16.5 million, a 2.6% decrease compared to $16.9 million for the third quarter in 2010. Comparable store sales in the third quarter of 2011 decreased 5.7% compared to the year-ago period. Consolidated gross profit margin was 34.3% for the third quarter of 2011 compared to a gross profit margin of 36.8% for the same period in 2010. Consolidated net loss for the third quarter of 2011 was $2.8 million, or $0.12 per basic and diluted share, compared to consolidated net loss of $1.9 million, or $0.08 per basic and diluted share, for the third quarter in 2010. On a non-GAAP basis, net loss for the third quarter of 2011 before interest, taxes, depreciation and amortization (“EBITDA net loss”) was $2.4 million compared to EBITDA net loss of $1.4 million for the third quarter in 2010. EBITDA is calculated as net income (loss), as reported under United States generally accepted accounting principles (“GAAP”), plus net interest expense, depreciation and amortization and income taxes. Adjusted EBITDA net loss, which adjusts EBITDA net loss for the Extraordinary Item of $393,036 for the Tropical Storm Irene flood loss, was $2.0 million. The schedule accompanying this release provides the reconciliation of net loss for the third quarters of 2011 and 2010, and net loss for the nine-month periods then ended, under GAAP to a non-GAAP, EBITDA and Adjusted EBITDA bases.

For the nine-month year-to-date period ended September 24, 2011, consolidated revenues were $51.1 million, a 1.2% decrease compared to $51.8 million for the first nine months of 2010. Consolidated revenues for the first nine months of 2011 included a 4.4% decrease in comparable store sales from the year-ago period. Consolidated gross profit margin was 37.0% for the first nine months of 2011, compared to 38.0% for the comparable period in 2010. For the nine-month period, consolidated net loss was $4.3 million, or $0.18 per basic and diluted share, compared to a consolidated net loss of $2.7 million, or $0.12 per basic and diluted share for the first nine months of 2010. On a non-GAAP basis, EBITDA net loss was $2.9 million compared to an EBITDA net loss of $1.1 million for the first nine months of 2010. Adjusted EBITDA net loss, which adjusts EBITDA net loss for the Extraordinary item of $393,036 for the Tropical Storm Irene flood loss, was $2.5 million for the first nine months of 2011 as compared to Adjusted EBITDA net loss of $1.1 million for the same period in 2010.

iParty Corp. Extends Revolving Loan Agreement

On October 14, 2011, the Company entered into an amendment (the “Amendment”) to its existing revolving credit facility (the “Facility”) with Wells Fargo.

The Amendment continues the Facility in the amount of up to $12,500,000 and extends the current maturity date of the Facility for an additional five years from the date of signing to October 14, 2016. Prior to the Amendment, the Facility was set to mature in July 2012. The Facility also allows iParty to increase the revolving line of credit up to a maximum level of $15,000,000. The amount of credit that is available from time to time under the Facility is determined as a percentage of the value of eligible inventory plus a percentage of the value of eligible credit card receivables, as reduced by certain reserve amounts that may be required by Wells Fargo.

The Amendment also includes a number of improved terms to the Facility, including:

  Advances under the Facility will carry interest of 0.25% over Bank Prime Rate or 2.00% over LIBOR, at iParty’s option, compared to margins of up to 3.5% under the prior Facility.
  Higher advance rates on eligible inventory during part of iParty’s fiscal year.
  Reduced reserves against eligible inventory, increasing iParty’s borrowing base.
  Increased ability to secure equipment financing through leasing or purchase money loans.
  Potential for reduced administrative expense based on level of outstanding loans.
  No prepayment penalty through the term of the Facility.

The Facility also continues to provide for letters of credit and includes an unused line fee on the unused portion of the revolving credit line, which has been reduced under the Amendment.

The Company’s obligations under the Facility, as amended, continue to be secured by a lien on substantially all of its and its wholly owned subsidiary’s personal property.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 53 iParty retail stores in New England and Florida and an internet site (www.iparty.com) for costume and related goods and party planning. iParty’s aim is to make throwing a successful event both stress-free and fun. With an extensive assortment of party supplies and costumes in our stores and available at our online store, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource to help them customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues and, of course, Halloween. In addition to the extensive assortment of costume and related merchandise available through iParty’s internet site our web site focuses on increasing customer visits to our retail stores by highlighting the ever changing store product assortment for all occasions and seasons and featuring sales flyers, enter-to-win contests, monthly coupons and ideas and themes offering consumers an easy and fun approach to any party. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

About Wells Fargo Capital Finance

Wells Fargo Capital Finance is the trade name for certain asset-based lending, accounts receivable and purchase order finance services of Wells Fargo & Company and its subsidiaries, and provides traditional asset-based lending, specialized senior secured financing, accounts receivable financing, purchase order financing and channel finance to companies across the United States and Canada. Dedicated teams within Wells Fargo Capital Finance provide financing solutions for companies in specific industries such as retail, software publishing and high-technology, commercial finance, staffing, government contracting and others. For more information, visit wellsfargocapitalfinance.com

Non-GAAP Financial Measures

Pursuant to the requirements of Regulation G, we have provided below reconciliations of any non-GAAP financial measures we use in this press release to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles ("GAAP"), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors' ability to analyze trends in our business and compare our financial and operating performance to that of our peers. Due to the Extraordinary Item related to the Tropical Storm Irene flood loss, the Company has presented Adjusted EBITDA to permit comparison with the corresponding periods of the prior year.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. Due to the Extraordinary Item related to the Tropical Storm Irene flood loss, the Company has presented Adjusted EBITDA to permit comparison with the corresponding periods of the prior year.

	For the three months ended		For the nine months ended
RECONCILIATION OF NON-GAAP MEASURES	Sep 24, 2011	Sep 25, 2010	Sep 24, 2011	Sep 25, 2010

Net loss as reported under GAAP	$ (2,830,663)	$ (1,945,873)	$ (4,298,321)	$ (2,663,523)

plus, Interest expense, net	89,018	70,326	238,683	208,034
plus, Depreciation and amortization	377,807	446,307	1,132,586	1,322,568
plus, Income taxes	-	-	-	-
EBITDA, non-GAAP	$ (2,363,838)	$ (1,429,240)	$ (2,927,052)	$ (1,132,921)

plus, Extraordinary item	393,036	-	393,036	-

Adjusted EBITDA, non-GAAP	$ (1,970,802)	$ (1,429,240)	$ (2,534,016)	$ (1,132,921)

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising or sustained high levels of unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; the successful implementation of our growth and marketing strategies; our ability to access our existing credit line or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; effect of Chinese inflation on our suppliers and product pricing; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; risks related to e-commerce; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE Amex. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 25, 2010 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the nine months ended
	Sep 24, 2011	Sep 25, 2010	Sep 24, 2011	Sep 25, 2010
Revenues	$ 16,462,631	$ 16,898,251	$ 51,171,966	$ 51,799,462
Operating costs:
Cost of products sold and occupancy costs	10,813,669	10,676,032	32,234,434	32,114,729
Marketing and sales	6,329,882	6,371,234	17,426,635	16,894,562
General and administrative	1,667,689	1,726,532	5,177,499	5,245,660

Operating loss	(2,348,609)	(1,875,547)	(3,666,602)	(2,455,489)

Interest expense, net	(89,018)	(70,326)	(238,683)	(208,034)

Loss before extraordinary loss	($2,437,627)	($1,945,873)	($3,905,285)	($2,663,523)
Extraordinary loss (net of taxes)	(393,036)	-	(393,036)	-

Net loss	($2,830,663)	($1,945,873)	($4,298,321)	($2,663,523)

Loss per share: basic and diluted	$ (0.12)	$ (0.08)	$ (0.18)	$ (0.12)

Weighted-average shares outstanding:
Basic and diluted	24,408,594	23,267,507	24,378,188	23,081,165

iPARTY CORP.
CONSOLIDATED BALANCE SHEETS
(unaudited)
	Sep 24, 2011	Dec 25, 2010
ASSETS
Current assets:
Cash	$ 74,650	$ 62,650
Restricted cash	597,287	616,742
Accounts receivable	929,528	626,181
Inventories	21,486,972	14,950,933
Prepaid expenses and other assets	473,267	253,749
Deferred income tax asset	95,163	95,163
Total current assets	23,656,867	16,605,418
Property and equipment, net	2,907,002	3,000,798
Intangible assets, net	700,562	934,477
Other assets	223,974	264,179
Deferred income tax asset	476,354	476,354
Total assets	$ 27,964,759	$ 21,281,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and book overdrafts	$ 10,544,820	$ 4,572,147
Accrued expenses	2,475,238	2,254,049
Warrant liability	-	10,000
Current portion of capital lease obligations	6,921	9,228
Borrowings under line of credit	7,751,550	3,102,213
Total current liabilities	20,778,529	9,947,637

Long-term liabilities:
Capital lease obligations, net of current portion	-	4,613
Deferred rent	1,504,226	1,517,157
Total long-term liabilities	1,504,226	1,521,770

Commitments and contingencies

Convertible preferred stock	13,012,668	13,024,721
Common stock	24,409	24,294
Additional paid-in capital	52,940,746	52,760,302
Accumulated deficit	(60,295,819)	(55,997,498)
Total stockholders' equity	5,682,004	9,811,819

Total liabilities and stockholders' equity	$ 27,964,759	$ 21,281,226

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
Chief Financial Officer
drobertson@iparty.com